Exhibit 4.4
ESCROW AGREEMENT
This ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of February 21, 2012 among U.S. Well Services, LLC, a Delaware limited liability company ("USW"), USW Financing Corp., a Delaware corporation ("USW Finance" and together with USW, the "Issuers") The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to below (in such capacity, the "Trustee") and The Bank of New York Mellon Trust Company, N.A., as escrow agent (in such capacity, the "Escrow Agent"), in favor of Holders (as defined in the Indenture) of the Notes (as defined herein) issued on the date hereof by the Issuers under the Indenture referred to below.
WITNESSETH
WHEREAS, the Issuers and the several purchasers (collectively, the "Purchasers") that are each parties to a Purchase Agreement dated on or around February 14, 2012 (as such agreements may be amended, the "Purchase Agreements"), pursuant to which, concurrently with the execution and delivery hereof, the Issuers are issuing and selling to the Purchasers an aggregate of $85,000,000 principal amount of their 14.50% Senior Secured Notes due 2017 (the "Notes");
WHEREAS, the Issuers and Global Hunter Securities LLC ("GHS") are parties to a Placement Agency Agreement dated as of February 16, 2012 (as such agreement may be amended, the "Placement Agency Agreement"), pursuant to which GHS is placing the Notes with the Purchasers;
WHEREAS, the Issuers and the Trustee have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuers are issuing the Notes on the date hereof;
WHEREAS, on the date hereof, pursuant the Placement Agency Agreement and the Indenture, the Issuers are required to deposit, or direct the deposit, into (i) the Second Contract Escrow Account (as defmed herein) of $37,500,000 (the "Second Contract Escrow Deposit Amount"), which amount shall be held by the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Holders until released in accordance with the terms hereof;
WHEREAS, in the event that the Second Contract Completion Date (as defined herein) has not occurred by the Second Contract Date of Determination (as defined herein), the Issuers shall be required to make a Second Contract Repurchase Offer (as defined in the Indenture) pursuant to the provisions of Section 4.19 of the Indenture (the "Second Contract Repurchase Obligations");
NOW, THEREFORE, in consideration of the premises herein contained, USW, USW Finance, the Trustee and the Escrow Agent hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders, as follows:
SECTION 1. Certain Definitions; Appointment Deposit and Investment.
1.1    Definitions.
"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required to close by law.
"Eligible Escrow Investments" means, at any time, (1) United States Dollars, (2) Government Securities maturing no later than the Business Day preceding the Second Contract Payment Date (as defined in the Indenture) and (3) securities representing an interest or interests in money market funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act as investing exclusively in direct obligations of the United States of America.

"Escrow Agent" shall mean the Person named as the "escrow agent" in the first paragraph of this Escrow Agreement until a successor escrow agent shall have become such, in accordance with Section 7 hereof, and thereafter "Escrow Agent" shall mean the Person who is then the Escrow Agent hereunder.
"Escrowed Funds" means the Second Contract Escrow Deposit Amount, any Eligible Escrow Investments in deposit in the Second Contract Escrow Account and all interest, dividends and other distributions and payments thereon.
"GHS" shall have the meaning set forth in the recitals hereto.
"Government Securities" means any security issued or guaranteed as to principal or interest by the federal government of the United States, or by a person controlled or supervised by and acting as an instrumentality of the federal government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
"Issuers" shall have the meaning set forth in the recitals hereto. "Purchasers" shall have the meaning set forth in the recitals hereto.
"Notes Obligations" shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuers arising under the Indenture or the Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Issuer of any proceeding under any bankruptcy or insolvency law naming any Issuer as the debtors in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Notes Obligations include the obligation to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by the Issuers under the Indenture and the Notes.
"Officer" shall mean, with respect to each Issuer, an individual identified as an Officer of such Person on Schedule I hereto.
"Paying Agent" shall have the meaning ascribed to such term in the Indenture.
"Person" or "person" means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity.
"Placement Agency Agreement" shall have the meaning set forth in the recitals hereto. "Purchase Agreements" shall have the meaning set forth in the recitals hereto.
"Second Contract Completion Date" shall mean the date on which each of the conditions referred to in the Second Contract Release Certificate shall have been satisfied.
"Second Contract Date of Determination" means the earlier of (i) the date on which the Trustee delivers an Second Contract Enforcement Notice to the Escrow Agent in accordance with Section 3(c) hereof and (iii) the Second Contract Outside Date.

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"Second Contract Enforcement Notice" shall mean the notice in the form of Exhibit B hereto signed by the Trustee and delivered to the Escrow Agent in accordance with Section 3(c) hereof.

"Second Contract Escrow Account" means the escrow account titled "U.S. Well Services Escrow Account — Second Fracturing Contract" established hereby with the Escrow Agent.
"Second Contract Escrow Deposit Amount" shall have the meaning set forth in the recitals hereto.
"Second Contract Outside Date" shall mean June 30, 2012.
"Second Contract Release Certificate" shall mean a certificate in the form of Exhibit A hereto (including the appropriate attachments) signed by an Officer of each Issuer and delivered to the Escrow Agent and the Trustee in accordance with Section 4(b) hereof.
"Second Contract Repurchase Amount" shall have the meaning set forth in Section 4(e) hereof.
"Second Contract Repurchase Offer Release Certificate" shall mean a certificate in the form of Exhibit C hereto (including the appropriate attachments) signed by an Officer of each of the Issuers and delivered to the Escrow Agent and the Trustee in accordance with Section 4(c) hereof.
All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.
1.2    Appointment of the Escrow Agent.
Each of the Issuers and the Trustee hereby appoint The Bank of New York Mellon Trust Company, N.A. as Escrow Agent in accordance with the terms and conditions set forth herein and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment. The Second Contract Escrow Deposit Amount shall be deposited with the Escrow Agent in the Second Contract Escrow Account, in United States Dollars, by wire transfer of immediately available funds. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder and constituting Escrowed Funds or to exercise any right or privilege which may be afforded to the holder of any such security except as expressly provided herein.
1.3    Establishment of Escrow Account.
The Escrow Agent shall establish and maintain the Second Contract Escrow Account herein provided for in accordance with the terms of this Escrow Agreement.
1.4    Deposit of Escrowed Funds.
On or prior to the date hereof, the Issuers shall deposit, or cause to be deposited, the Second Contract Escrow Deposit Amount into the Second Contract Escrow Account.
SECTION 2. Maintaining the Escrow Account.
Except as otherwise provided by the provisions of Section 4 and Section 9 hereof:

(a)Until all Escrowed Funds have been disbursed in accordance with the provisions of Sections 4(b) and 4(c) and the Second Contract Release Certificate has been provided, the Issuers will maintain the Second Contract Escrow Account with the Escrow Agent.

(b)It shall be a term and condition of the Second Contract Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Second Contract Escrow Account (other than this Escrow Agreement), that no amount (including interest, dividends or other distributions or payments on Eligible Escrow Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, either Issuer, the Purchasers or any other Person from the Second Contract Escrow Account except in accordance with the provisions of this Escrow Agreement.
(c)The Second Contract Escrow Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.
SECTION 3. Investing of Escrowed Funds: Release Certificate.
(a)Prior to delivery by the Trustee of a notice to the Escrow Agent stating that an Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture, Escrowed Funds held by the Escrow Agent in the Second Contract Escrow Account shall be invested and reinvested by the Escrow Agent in the name of the Escrow Agent in Eligible Escrow Investments in accordance with written instructions of USW. The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Funds (i) in the absence of any written direction from USW or (ii) following delivery by the Trustee of a notice to the Escrow Agent stating that an Event of Default (as defined in the Indenture) has occurred and is continuing. In no event shall the Escrow Agent be liable for any loss resulting from Eligible Escrow Investments unless such loss results from Escrowed Funds being invested in investments other than Eligible Escrow Investments or the Escrow Agent's bad faith, gross negligence or willful misconduct.
(b)In the event that the Board of Directors of USW has determined in good faith that the Second Contract Completion Date will occur on a date prior to the Second Contract Outside Date, then on the Second Contract Completion Date no later than 11:00 a.m. (New York City time), the Issuers shall deliver a Second Contract Release Certificate in the form of Exhibit A hereto to the Escrow Agent and the Trustee.
(c)In the event that prior to the Second Contract Completion Date the Trustee has received a request of the Holders of a majority in principal amount of the Notes then outstanding following any declaration of the acceleration of the Notes under Section 6.02 of the Indenture that has not been rescinded, the Trustee shall deliver a Second Contract Enforcement Notice in the form of Exhibit B hereto, to the Escrow Agent and the Issuers on the third Business Day following such request.
SECTION 4. Disbursements.
The Escrow Agent shall hold the Escrowed Funds in the Escrow Accounts and release the same only as follows:
(a)[Reserved].
(b)If the Escrow Agent receives at or prior to 11:00 a.m. (New York City time) on the Second Contract Outside Date, a Second Contract Release Certificate pursuant to Section 3(b) hereof, the

Escrow Agent shall release to, or at the written direction of USW, all the Escrowed Funds to USW in accordance with the instructions provided in the Second Contract Release Certificate.

(c)If the Escrow Agent (i) has not received a Second Contract Release Certificate at or prior to 11:00 a.m. (New York City time) on the Second Contract Outside Date, or (ii) has received a Second Contract Enforcement Notice from the Trustee prior to the Second Contract Completion Date, then Issuers shall deliver the Second Contract Repurchase Offer Release Certificate in the form of Exhibit C to the Escrow Agent, and the Escrow Agent shall promptly upon receipt thereof release (x) an amount of Escrowed Funds to the Trustee equal to an amount necessary to consummate the Second Contract Repurchase Offer (as defined in the Indenture) pursuant to the provisions of Section 4.19 of the Indenture and (y) any remaining amount of Escrowed Funds to USW.
(d)Notwithstanding anything in this Escrow Agreement to the contrary, the Escrow Agent shall disburse Escrowed Funds as directed pursuant to a fmal judgment (without further right of appeal) of a court of competent jurisdiction; provided, however, that the Escrow Agent shall provide notice thereof to the Issuers and the Trustee prior to such disbursement. None of the Escrow Agent, Trustee or Paying Agent shall be responsible for calculating amounts to be disbursed hereunder, and each shall be entitled to rely on written instructions from USW delivered in accordance with this Escrow Agreement, which instructions shall include wiring instructions, if not provided for herein.
(e)As soon as practicable after notice of the Second Contract Repurchase Offer is given pursuant to Section 4(c), and in any case at or prior to 11:00 a.m. (New York City time) on the Second Contract Outside Date (to the extent that neither a Second Contract Release Certificate nor a Second Contract Enforcement Notice has been delivered to the Escrow Agent prior to such time), the Escrow Agent shall notify the Paying Agent, the Trustee and the Issuers of the amount of the Escrowed Funds on deposit in the Second Contract Escrow Account as of such date and USW shall calculate the amount necessary to consummate the Second Contract Repurchase Offer (as defined in the Indenture) and shall notify the Escrow Agent, the Trustee and the Paying Agent of such amount (the "Second Contract Repurchase Amount"). To the extent the amount of Escrowed Funds is less than the Second Contract Repurchase Amount, the Issuers further agree to pay to the Paying Agent, at or prior to 1:00 p.m. (New York City time) on the Second Contract Payment Date (as defined in the Indenture), cash in the amount of funds necessary to permit the Notes to be repurchased in accordance with Section 4.19 of the Indenture.
SECTION 5.    Grant of Security Interest.
(a)The Issuers hereby pledge, assign and grant to the Escrow Agent, for the benefit of the Trustee and the Holders of the Notes to secure the Notes Obligations, a security interest in all of their right, title and interest in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Issuers, the Escrowed Funds, and all substitutions for and replacements, proceeds and products of the foregoing, together with all books and records related thereto and any assets at any time evidencing or relating to any of the foregoing, in connection with the prompt and complete payment and performance by the Issuers of the Second Contract Repurchase Obligations.
(b)The Escrow Agent hereby agrees that prior to release from the Escrow Accounts all Escrowed Funds shall either be held as United States Dollars or invested in Eligible Escrow Investments specified in writing to the Escrow Agent by an Officer of USW in accordance with Section 3 hereof. The Escrow Agent hereby agrees that the Eligible Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated)) credited to a securities account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC. If at any time the Escrow Agent receives (i) any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to an Escrow Account or (ii) any instruction (within the meaning of Section 9-104(b) of the New York UCC) concerning the disposition of funds held in an Escrow Account from the Trustee acting on the written directions of the majority of the holders of the Notes, the Escrow Agent shall comply with such entitlement order or instruction, as applicable, without further consent of USW or any other person.

(c)Upon the release of any Escrowed Funds pursuant to Section 4 hereof, the security interest of the Escrow Agent for the benefit of the Trustee and the Holders of the Notes shall automatically terminate without any further action and the Escrowed Funds so released shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the Holders of the Notes.
(d)The Issuers agree to take all steps reasonably necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest and shall cause, and hereby authorizes, one or more UCC financing statements describing the collateral as "alI personal property of debtor" or "all assets of debtor" or words of similar effect to be filed in appropriate jurisdictions and such other actions as it may determine is reasonably necessary in order to perfect the security interest granted herein. Neither the Trustee nor the Escrow Agent shall have any responsibility for filing any UCC fmancing statements or for otherwise maintaining the perfection of any security interest herein, without derogation of the Escrow Agent's obligations under Section 5(b) hereof.
(i)USW represents and warrants that as of the date hereof it is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and USW hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization without giving the Trustee and the Purchasers not less than 10 days' prior written notice thereof.
(ii)USW Finance represents and warrants that as of the date hereof it is duly formed and validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and USW Finance hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization without giving the Trustee and the Purchasers not less than 10 days' prior written notice thereof.
SECTION 6. Representations and Warranties.
(a)    Each Issuer jointly and severally hereby represents and warrants to the Escrow Agent that:
(1)This Escrow Agreement has been duly authorized, executed and delivered by each Issuer and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and legally binding agreement of each Issuer enforceable against each Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

(2)Neither the execution, delivery or performance by each Issuer of this Escrow Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws or limited liability company agreement, as amended, of such Issuer or any similar instrument binding on such Issuer or any order, writ, injunction or decree of any court or governmental authority against such Issuer or by which such party or any of such party's properties is bound or of any indenture, mortgage or contract or other agreement or instrument to which such Issuer is a party or by which such party or any of such party's properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon either of the Issuer's properties.
(3)    There are no pending or, to each Issuer's knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Escrow Agreement or (ii) would call into question or challenge the validity of this Escrow Agreement or the enforceability hereof in accordance with the terms hereof, nor is it in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Escrow Agreement.
(b)    Each of the Escrow Agent and the Trustee hereby represents and warrants to the Issuers that this Escrow Agreement has been duly authorized, executed and delivered by the Escrow Agent and the Trustee and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and binding agreement of the Escrow Agent and the Trustee enforceable against the Escrow Agent and the Trustee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.
SECTION 7. Escrow Agent Rights and Duties.
(a)The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the other parties hereto or to which any of them is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any such party or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
(b)If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, however, that the Escrow

Agent shall inform the Issuers promptly and no later than two Business Days thereafter of receipt of such order, judgment, decree, writ or process and, to the extent permitted under applicable law, will deliver to the Issuers all relevant documents ancillary to such order, judgment, decree, writ or process so that the Issuers may seek an appropriate protective order or pursue other legal remedies.
(o)    The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of bad faith, willful misconduct or gross negligence. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from either Issuer or any Person acting on behalf of either Issuer so long as such action is taken in accordance with the provisions of this Escrow Agreement, (ii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians acting in accordance with the terms of this Escrow Agreement; provided that such nominees, correspondents, designees, agents, subagents or subcustodians were chosen with due care by the Escrow Agent, (iii) for an amount in excess of the value of the Escrowed Funds, valued as of the date of deposit, plus all interest, dividends and other distributions and payments thereon received by the Escrow Agent, or (iv) for any consequential, punitive, indirect or special damages.
(d)The Escrow Agent may perform any of its duties hereunder by or through agents or attorneys and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(e)The Escrow Agent may consult with legal counsel of its own selection (at the expense of USW) as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in reliance thereon.
(f)The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence reasonably beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, terrorism or other catastrophe, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility) (except for those losses arising out of the Escrow Agent's fraud, gross negligence or willful misconduct).
(g)USW, with the consent of the Trustee (such consent not to be unreasonably withheld), may remove the Escrow Agent at any time by giving to the Escrow Agent ten (10) Business Days' prior notice in writing signed by USW and the Trustee. The Escrow Agent may resign at any time by giving to the Issuers and the Trustee fifteen (15) Business Days' prior written notice thereof.
Within seven (7) Business Days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, (a) USW shall pay, or cause to be paid, all fees, costs and expenses or other obligations owed to the Escrow Agent hereunder and (b) the Issuers shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such seven (7) Business Day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, USW.

(ii)Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrowed Funds then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrowed Funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.
(ii)    Upon delivery of the Escrowed Funds to such successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

(h)Any Person into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper or any further action on the part of any of the parties hereto.
(i)The Escrow Agent shall, on a monthly basis and upon the request of USW, from time to time, provide to USW a statement identifying transactions, transfers or holdings of Escrowed Funds and each such statement shall be deemed to be correct and fmal upon receipt thereof by USW unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.
(j)The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents, or for any description therein, or for the identity, authority or rights of Persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.
(k)In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than releasing Escrowed Funds in accordance with Section 4 hereof, unless the Escrow Agent receives joint written instructions, signed by the Issuers and the Trustee, which eliminates such ambiguity or uncertainty.
(1)    The Escrow Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any communication, instrument or document required or permitted under this Agreement shall be in writing and shall be given to the address set forth in Section 10.1 (or to such other address as may be substituted therefor by written notification to the Transaction Parties). Notices to Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a non-Business Day, such time shall be extended to the next Business Day on which the Escrow Agent is open for business.
(m)    In the event of any dispute between, or conflicting claims, demands or instructions by or among, any parties to this Escrow Agreement (other than the Escrow Agent) with respect to any Escrowed Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting claims, demands or instructions; provided, however, notwithstanding anything to the contrary in the foregoing, the Escrow Agent shall release the Escrowed Funds in accordance with Section 4. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a fmal order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses (as defined herein) which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, USW.

(n)    The rights and remedies conferred upon the Escrow Agent and each of the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
The Escrow Agent does not have any interest in the Escrowed Funds hereunder but is serving as escrow holder only and having only possession and/or control thereof. USW shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to paydn the way of such taxes. Upon execution of this Escrow Agreement, each of USW and USW Finance shall provide the Escrow Agent with a fully executed Internal Revenue Service Form W-9 (or other applicable form). The parties hereto agree that (i) for tax reporting purposes, and for any tax year, all interest or other income earned under the Escrow Agreement attributable to the proceeds of the offering deposited in the Second Contract Escrow Account shall be allocable to USW and (ii) to the extent permitted by applicable law, USW will include all amounts earned under the Escrow Agreement attributable to the proceeds of the offering deposited in the Second Contract Escrow Account in its gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom. Any payments of income from the account established hereunder may be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to any income which may be earned on investment of funds which are a part of the Escrowed Funds and is not responsible for any other reporting.
(p)This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.
(q)If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrowed Funds for such purpose.
SECTION 8. Indemnity.
The Issuers, jointly and severally, shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents and employees, from and against any and all claims, losses, actions, obligations, liabilities, damages, costs and expenses ("Losses") directly or indirectly arising out of, relating to or in connection with its acceptance of its appointment hereunder or its performance as Escrow Agent (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of bad faith, willful misconduct or gross negligence on its part), provided that such Losses do not arise from the Escrow Agent's bad faith, willful misconduct or gross negligence.

SECTION 9. Compensation; Expenses.
USW will upon demand pay to the Escrow Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel that the Escrow Agent may incur in connection with (a) the review, negotiation and administration of this Escrow Agreement, (b) the exercise or enforcement of any of the rights of the Escrow Agent, the Trustee and the Holders of the Notes hereunder or (c) the failure by any party hereto to perform or observe any of the provisions hereof.

SECTION 10. Miscellaneous Provisions.
10.1    Notices.
Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:
If to USW or USW Finance:
U.S. Well Services, LLC
USW Financing Corp.
2100 W. Loop South, Suite 1602
Houston, TX 77027
Attention: Chief Financial Officer
With copies to:
Kelley Drye & Warren LLP
333 West Wacker Drive, 26'h Floor Chicago, IL 60606
Facsimile No.: (312) 857-7095 Attention: Tim Lavender, Esq.
If to the Escrow Agent:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, TX 77002
Facsimile No.: (713) 483-7038
Attention: Corporate Trust Administration
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, TX 77002
Facsimile No.: (713) 483-6954
Attention: Corporate Trust Administration

Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day that is not a Business Day, such time shall be extended to the next Business Day.
In addition to the foregoing, the Escrow Agent agrees to accept and act upon notice, instructions or directions pursuant to this Escrow Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Escrow Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Escrow Agent in its discretion elects to act upon such instructions, the Escrow Agent's understanding of such instructions shall be deemed controlling. The Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Escrow Agent's reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Escrow Agent, including without limitation the risk of the Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
10.2 No Adverse Interpretation of Other Agreements.
Except as provided in Section 10.8, this Escrow Agreement may not be used to interpret another pledge, security or debt agreement of USW, USW Finance or any of their respective subsidiaries and no such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Escrow Agreement.
10.3    Severability.
The provisions of this Escrow Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow Agreement in any jurisdiction.
10.4 Headings.
The headings in this Escrow. Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
10.5    Counterpart Originals.
This Escrow Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.
10.6 Benefits of Escrow Agreement.
This Escrow Agreement shall be binding upon the parties hereto, and each of their respective transferees, successors and assigns, and shall inure, together with the rights and remedies of the Escrow Agent hereunder, to the benefit of the parties hereto, the Holders and each of their respective successors, permitted transferees and assigns.

Nothing in this Escrow Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders and the Trustee on behalf of the Holders, any benefit or any legal or equitable right, remedy or claim under this Escrow Agreement.
10.7 Amendments, Waivers and Consents.
Any amendment or waiver of any provision of this Escrow Agreement and any consent to any departure by the Issuers from any provision of this Escrow Agreement shall be effective only if made or duly given with the written consent of the Escrow Agent, the Trustee and the Issuers; provided that the consent of the Issuers shall not be required to cure any ambiguity, defect or inconsistency in this Escrow Agreement (including the Exhibits attached hereto). None of the parties hereto shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation or in any breach of any of the terms and conditions hereof. Failure of any of the parties hereto or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the parties hereto or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such party or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
10.8 Interpretation of Agreement.
To the extent a term or provision of this Escrow Agreement (other than Sections 7, 8 and 9 hereof) conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Escrow Agreement shall not be relevant to determine the meaning of this Escrow Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection. Regardless of any provision in this Escrow Agreement, the State of New York shall be deemed to be the Escrow Agent's location for purposes of this Escrow Agreement.
10.9 Termination.
(a)This Escrow Agreement shall, unless otherwise provided in the Indenture or in this Escrow Agreement, remain in full force and effect.
(b)This Escrow Agreement shall terminate immediately upon the disbursement of the Escrowed Funds in accordance with the provisions of Sections 4(b) and 4(c). The Escrow Agent further agrees to execute and deliver such documents, instruments or other agreements as the Issuers or the Purchasers may reasonably request (all at the expense of USW) to evidence the terminations contemplated in this Section 10.9.
10..10 Survival Provisions.
Anything herein to the contrary notwithstanding, (a) all representations, warranties and covenants of the Issuers contained herein shall survive the execution and delivery of this Escrow Agreement, and shall terminate only upon the termination of this Escrow Agreement, and (b) the obligations of the Issuers under Sections 8 and 9 hereof shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

10.11 Waivers.
The Issuers waive presentment and demand for payment of the Second Contract Repurchase Obligations, protest and notice of dishonor or default with respect to the Second Contract Repurchase Obligations, and all other notices to which the Issuers might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.
10.12 Authority of the Escrow Agent.
The Escrow Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Escrow Agent by the terms hereof, together with such powers as are reasonably incident thereto.

10.13 Final Expression.
This Escrow Agreement, together with the terms of the Indenture expressly referred to herein, is intended by the parties as a final expression of this Escrow Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.
10.14 Rights of Holders.
No Holder shall have any independent rights hereunder other than those rights granted to individual H6Iders pursuant to the applicable sections of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Escrow Agent under the Notes or the Indenture.
10.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
THIS ESCROW AGREEMENT AND THE ESCROW ACCOUNT WILL BE INTERPRETED, CONSTRUED, ENFORCED AND ADMINISTERED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF, AND EACH AGREES THAT ALL PROCEEDINGS RELATING HERETO WILL BE BROUGHT IN COURTS LOCATED WITHIN, THE CITY AND STATE OF NEW YORK. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT. EACH OF THE PARTIES (OTHER THAN THE TRUSTEE AND THE ESCROW AGENT) WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE WILL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED.
10.16 Solicitations, Etc.
No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York Mellon Trust Company, N.A." by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

IN WITNESS WHEREOF, USW, USW Finance, the Trustee and the Escrow Agent have each caused this Escrow Agreement to be duly executed and delivered as of the date first above written.
U.S. WELL SERVICES, LLC

By:	/s/ Leonard Travis Name: Leonard Travis Title: Chief Financial Officer
USW FINANCING CORP.

By:	/s/ Leonard Travis Name: Leonard Travis Title: Chief Financial Officer
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Escrow Agent

By:	/s/ Marcella Burgess Name: Marcella Burgess Title: Vice President
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Marcella Burgess Name: Marcella Burgess Title: Vice President

EXHIBIT A
FORM OF SECOND CONTRACT RELEASE CERTIFICATE
of
U.S. WELL SERVICES, LLC
and
USW FINANCING CORP.
This certificate is being delivered pursuant to Section 3(b) of the Escrow Agreement, dated as of February 21, 2012 (the "Escrow Agreement"), by and among U.S. Well Services, LLC, a Delaware limited liability company ("USW"), USW Financing Corp., a Delaware corporation ("USW Finance" and together with USW, the "Issuers"), The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee") and The Bank of New York Mellon Trust Company, N.A., as escrow agent (the "Escrow Agent"). Capitalized terms used but not defmed herein have the respective meanings specified in the Escrow Agreement (including those terms defmed by reference to the Indenture referred to therein).
Each Issuer hereby certifies to the Escrow Agent through its respective undersigned officer that the Second Fracturing Contract (as defined in the Indenture) has been executed and delivered by USW and the counterparties thereto.
The Issuers hereby direct the Escrow Agent to disburse the Escrowed Funds to the following account by wire transfer of immediately available funds:
[USW Account Instructions]

[Signature page follows]

IN WITNESS WHEREOF, each of USW and USW Finance, through its respective undersigned officer, has signed this Second Contract Release Certificate as of the date first above written.
U.S. WELL SERVICES, LLC
By:
Name:
Title:
USW FINANCING CORP.
By:
Name:
Title:

EXHIBIT B
FORM OF SECOND CONTRACT ENFORCEMENT NOTICE
of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
___________ __, 2012
This certificate is being delivered pursuant to Section 3(c) of the Escrow Agreement dated as of February 21, 2012 (the "Escrow Agreement"), among U.S. Well Services, LLC, a Delaware limited liability company, USW Financing Corp., a Delaware corporation, The Bank of New York Mellon Trust Company, N.A., as Escrow Agent (the "Escrow Agent"), The Bank of New York Mellon Trust Company, NA., as Trustee under the Indenture referred to in the Escrow Agreement (the "Trustee"). Unless otherwise indicated, capitalized terms used but not defined herein have the respective meanings specified in Escrow Agreement or the Indenture.
The undersigned hereby certifies that the Notes Obligations have been declared accelerated pursuant to Section 6.02 of the Indenture and that the Holders of a majority in principal amount of the Notes then outstanding have requested that the Trustee instruct the Escrow Agent to release the Escrowed Funds to the Trustee in accordance with the Indenture.
[Signature page follows]

IN WITNESS WHEREOF, the Trustee, through the undersigned officer, has signed this Enforcement Notice as of the date first above written.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

EXHIBIT C
FORM OF SECOND CONTRACT REPURCHASE OFFER RELEASE CERTIFICATE
of
U.S. WELL SERVICES, LLC
and
USW FINANCING CORP.
This certificate is being delivered pursuant to Section 4(0 of the Escrow Agreement, dated as of February 21, 2012 (the "Escrow Agreement"), by and among U.S. Well Services, LLC, a Delaware limited liability company ("USW"), USW Financing Corp., a Delaware corporation ("USW Finance" and together with USW, the "Issuers"), The Bank of New York Mellon Trust Company, NA., as trustee (the "Trustee") and The Bank of New York Mellon Trust Company, N.A., as escrow agent (the "Escrow Agent"). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).
Each Issuer hereby certifies to the Escrow Agent through its respective undersigned officer that the events precedent to the release of the Escrowed Funds set forth in Section 3(b) and 3(c) of the Escrow Agreement have not been met and that the Issuers intend to commence the Second Contract Repurchase Offer in accordance with the provisions of Section 4.19 of the Indenture.
In furtherance of the foregoing, the Issuers hereby direct the Escrow Agent to disburse the
Escrowed Funds (which shall be an amount equal to $[    ]) to the Trustee and the Trustee is hereby

directed to thereafter disburse such Escrowed Funds to consummate the Second Contract Repurchase Offer in accordance with Section 4.19 of the Indenture. The Escrow Funds shall be disbursed to the following account maintained by the Trustee by wire transfer of immediately available funds:
[Trustee Account Instructions)

[Signature page follows]

IN WITNESS WHEREOF, each of USW and USW Finance, through its respective undersigned officer, has signed this Second Contract Repurchase Offer Release Certificate as of the date first above written.
U.S. WELL SERVICES, LLC
By:
Name:
Title:
USW FINANCING CORP.
By:
Name:
Title:

SCHEDULE I
Officers of the USW

Name	Title	Specimen Signature
Donald Stevenson	Chief Executive Officer	/s/ Donald Stevenson
Leonard Travis	Chief Financial Officer	/s/ Leonard Travis
Officers of the USW Finance

Name	Title	Specimen Signature
Donald Stevenson	Chief Executive Officer	/s/ Donald Stevenson
Leonard Travis	Chief Financial Officer	/s/ Leonard Travis

Escrow Account Agreement —.Schedule 1